UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): March 24, 2004
MOST HOME CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	0-29067 (Commission File Number)	98-0173359 (IRS Employer Identification No.)
Suite 100, 11491 Kingston Street Maple Ridge, British Columbia, Canada (Address of principal executive offices)	V2X 0Y6 (Zip Code)
Registrant's telephone number, including area code: (604) 460-7634
N/A (Former name or former address, if changed since last report.)

Item 12.   Results of Operations and Financial Condition.

On March 24, 2004, Most Home Corp. issued a press release announcing its financial results for the fiscal quarter ended January 31, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this report shall not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOST HOME CORP.
Date: March 25, 2004	By: /s/ Scott Munro Scott Munro, Principal Financial Officer

INDEX TO EXHIBITS
Exhibit No.	Description
99.1	Press Release dated March 24, 2004.